Exhibit 21


                 SUBSIDIARIES OF PATRIOT NATIONAL BANCORP, INC.


         Name                                Jurisidction of Incorporation
         ----                                -----------------------------

Patriot National Bank                               United States

PinPat Acquisition Corporation                      Connecticut